UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 25, 2016

JPMorgan Chase & Co.

(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

270 Park Avenue, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 25, 2016, JPMorgan Chase & Co. (“JPMorgan Chase” or the “Firm”) reached an agreement to settle two outstanding disputes with Lehman Brothers Holdings Inc. and certain of its affiliates (“Lehman”). The settlement resolves, among other things, actions brought by Lehman seeking (i) the return of $7.9 billion in collateral and billions of dollars in consequential damages based on bankruptcy and common law causes of action and (ii) recovery of approximately $2.4 billion related to Lehman’s claims arising out of actions taken by JPMorgan Chase with respect to derivatives transactions outstanding between the two firms following Lehman’s bankruptcy. Under the settlement, the Firm will pay $1.42 billion to Lehman. The settlement is subject to Bankruptcy Court approval, and a hearing on a motion to obtain such approval is currently scheduled for February 8, 2016. The settlement will not have a material effect on JPMorgan Chase’s earnings for the first quarter of 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMorgan Chase & Co.
(Registrant)

By:	/s/ Neila B. Radin
Neila B. Radin
Managing Director

Dated: January 25, 2016

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